[Confidential treatment has been requested for portions of this exhibit. The Confidential Portions has been redacted and are denoted by [***]. The Confidential Portions have been separately filed with the Commission.]

                                                                   Exhibit 10.23

                           SOFTWARE LICENSE AGREEMENT


          This Agreement is made and entered into as of this 27 day of September, 1996 ("Effective Date") by and between Disney Online, a California corporation ("Disney") and Voxware, Inc., a Delaware corporation, located at 305 College Road East, Princeton, New Jersey 08540 ("Voxware").

          WHEREAS, Voxware is the owner of certain proprietary audio streaming, conferencing and related technology; and

          WHEREAS, Disney wishes to obtain a license to integrate, market and distribute such technology as part of the Internet services and products of Disney and its affiliated companies on the terms and conditions set forth herein and Voxware wishes to grant Disney such a license on such terms.

          NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

          1. Definitions. For purposes of this Agreement, the following terms have the following meanings:

              (a) "Licensed Technology" means the proprietary streaming audio player and audio file conversion technology ("RT24" and "RT29HQ"), multi-point conferencing technology ("TNT") and music steaming technology ("Midi Transport") developed by Voxware which is more fully described on Exhibit A attached hereto
                                                      ---------
and incorporated herein by reference.

              (b) "Disney Affiliates" means any one or more of Disney, The Walt Disney Company or any of its related, affiliated or subsidiary companies or any joint venture of any of the foregoing.

              (c) "Disney Product" means any online product or service assembled, developed and/or marketed by Disney or any of the Disney Affiliates, or on their behalf, whether delivered to customers on tangible media or as a software download.

              (d) "Disney Service" means any online service or web site developed by Disney or any of the Disney Affiliates, or on their behalf.

              (e) "Intellectual Property Rights" means any and all (by whatever name or term known or designated) tangible and intangible and now known or hereafter existing (i) rights associated with works of authorship throughout the universe, including but not limited to copyrights, moral rights, and mask-works,
(ii) trademark and trade name rights and similar rights, (iii) trade secret rights, (iv) patents, designs, algorithms and other industrial property rights,
(v) all other intellectual and industrial property and proprietary rights (of every kind and nature throughout the universe and however designated) (including without limitation logos, character rights, "rental" rights and rights to remuneration), whether arising by operation of law, contract, license or otherwise, and (vi) all registrations, applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force throughout the universe (including without limitation rights in any of the foregoing).

          2.  Grant of Rights.

              (a) Subject to the terms and conditions of this Agreement, Voxware hereby grants Disney an irrevocable, perpetual, worldwide, nonexclusive license to (i) use, reproduce, market perform, display and distribute the Licensed Technology or portions thereof as part of one or more Disney Products, and (ii) use, reproduce, market, perform, display and distribute the Licensed Technology or portions thereof in connection with and as part of one or more Disney Services on an unlimited number of servers. Disney shall have the right to sublicense the rights granted in this Agreement to the Disney Affiliates and third parties acting on Disney's or any of the Disney Affiliates' behalf only in connection with the Disney Products and Disney Services. The foregoing license is a license of "intellectual property rights" as defined in Section 365(n) of the U.S. Bankruptcy Code.

              (b) No Obligation to Use. Voxware acknowledges and agrees that
                   --------------------
Disney is not obligated to use or exploit the Licensed Technology or, if commenced, to continue the use or exploitation of the Licensed Technology either alone or as a part of any product or service or in any territory. Nothing in this Agreement shall prevent Disney from independently developing or licensing from third parties and using technology or material similar to or competitive with the Licensed Technology as part of the Disney Products or Disney Services, either separately or concurrently with the Licensed Technology.

          3.  Voxware's Obligations.

              (a) Delivery of Licensed Technology. On or before the Effective
                  -------------------------------
Date Voxware shall deliver to Disney the complete final post-beta and operations object code versions of the Licensed Technology, for Windows 95 on IBM-Compatible PC and Power Mac platforms. Disney shall have a period of thirty (30) days in which to review the Licensed Technology and to confirm that it fully complies with its specifications. In the event that Disney rejects the Licensed Technology, Disney shall provide Voxware with written notice of the reasons therefor. Voxware shall have a period of thirty (30) days in which to correct such defects and the above procedure shall be repeated. If Disney again rejects the Licensed Technology, Disney shall have the right to terminate this Agreement immediately upon notice and without further obligation to Voxware and Voxware shall, within five (5) days, refund to Disney an amount equal to [***] dollars ($[***]).

              (b) Additions.
                  ---------

                  (i) Voxware shall make and deliver to Disney the additions to the Licensed Technology described in Exhibit B attached hereto and
                                        ---------
incorporated herein by reference ("Additions") pursuant to the Schedule set forth therein. Such Additions shall be delivered in object code form and when accepted by Disney, shall be deemed part of the Licensed Technology.

                  (ii) Disney shall have a period of thirty (30) days after the delivery of each Addition in which to review such Addition and to confirm that it fully complies with its specifications and Disney's reasonable expectations of functionality and interface for technology of such kind. In the event that Disney rejects any Addition, Disney shall provide Voxware with written notice of the reasons therefor. Voxware shall have a period of fifteen
(15) days in which to correct such defects and the above procedure shall be repeated. If Disney again rejects one or more Additions, Disney shall have the right to terminate this Agreement immediately upon notice and without further obligation to Voxware and Voxware shall, within five (5) days, refund to Disney an amount equal to [***] dollars ($[***]) for each Addition so rejected. Such amount shall be reduced by any amounts already refunded to Disney, pursuant to
Section 5(a)(ii) for such Addition.

              (c) Escrow. Voxware shall deliver into escrow the source code for
                  ------
the Licensed Technology and the Additions, and documentation therefor, pursuant to the Escrow Agreement between the parties of even date herewith which is attached hereto as Exhibit C and incorporated herein by reference. Voxware shall
                   ---------
update the source code for the Licensed Technology and the Additions on a monthly basis every time the Licensed Technology or the Additions have changed, including without limitation depositing source code for the Updates and Compatibility Enhancements (as defined in Section 3(e)(iv)).

              (d) Cooperation. For so long as Voxware is obligated to provide
                  -----------
Maintenance and Support (as defined below) hereunder, Voxware shall cooperate with and provide reasonable assistance to any other developers Disney or the Disney Affiliates engage in connection with any of the Disney Products or Disney Services. Without limitation of the foregoing, Voxware shall work with such developers to integrate the Licensed Technology with the Disney Products and Disney Services. Such assistance shall be provided at no additional charge, except as provided in Section 5(b) below).

              (e) Maintenance and Support. For the period beginning on the
                  -----------------------
Effective Date and ending one (1) year after Disney's acceptance of all the Additions pursuant to Section 3(d) (but in no circumstances beyond June 1, 1998) ("Initial Support Period"), and thereafter, at Disney's option, Voxware shall provide the following services ("Maintenance and Support").

                  (i) Voxware shall promptly correct any errors or defects ("Bugs") that cause the Licensed Technology to fail to work strictly in accordance with its specifications. Disney shall provide Voxware with a written report of any Bug it discovers, including all of the materials or information required to reproduce such Bug. Disney shall classify Bugs using the following definitions:

Fatal:                    Bugs which prevent the Licensed Technology from being
-----
                          accessed by end users.
Severe:                   Bugs which disable major functions of the Licensed
------
                          Technology.
Degraded:                 Bugs which disable only certain nonessential functions
--------
                          of the Licensed Technology.
Minimal Impact:           All other Bugs.
--------------

Unless Disney agrees otherwise in writing, Voxware shall provide Disney with an acknowledgment of the Bug and a work around solution according to the following schedule and a permanent solution as soon as possible thereafter:

--------------------------------------------------------------------------------
Bug               Acknowledgment               Period of Time for work around

Fatal             Within [***]                 [***]

--------------------------------------------------------------------------------
Severe            Within [***]                 [***]

--------------------------------------------------------------------------------
Degraded          Within [***]                 [***]
Operations
--------------------------------------------------------------------------------
Minimal Impact           [***]                 [***]
--------------------------------------------------------------------------------

                  (ii) Additionally, Voxware shall provide Disney and the Disney Affiliates with "Support" upon any such party's reasonable request. Support shall be provided during the hours of 8:00 a.m. - 8:00 p.m., Eastern time, or such other hours as mutually agreed. Voxware shall respond to all requests for Support within [***] or, if the request for Support is received outside of such hours, by [***]. Disney and the Disney Affiliates may make requests for Support by telephone, fax, e-mail or any other reasonable means. "Support" means answering Disney's and the Disney Affiliates' questions and providing assistance with respect to any aspect of the Licensed Technology, its format or use.

                  (iii) Each party shall designate up to three (3) individuals to act as its "Support Liaisons". Disney shall make all requests for Support through its Support Liaisons to Voxware's Support Liaisons and Voxware shall have no obligation to respond to requests for Support received from any party other than Disney's Support Liaisons. Each party may change its Support Liaisons upon written notice.

                  (iv)    Updates.
                          -------

                          A.   Voxware shall provide to Disney all updates,
enhancements, Bug fixes and modifications, including without limitation additions and/or increases in functionality, (collectively "Updates") to the Licensed Technology or any portion thereof, whether developed by Voxware on its own behalf or on behalf of any third party, as soon as such items are available, including without limitation, additions and/or increases in functionality to the client and/or server component technology.

                          B.   As the market standards for online audio
streaming and multipoint conferencing technology evolve, Voxware shall, [***], use commercially reasonable efforts to add functionality to and modify the Licensed Technology and its components so that the Licensed Technology shall be compatible with protocols such as [***] ("Compatibility Enhancements"). During the same period, Voxware shall provide to Disney, [***]. Voxware's obligations under this Section 3(e)(iv)(B) with respect to any version of the Licensed Technology for a particular Internet browser or operating system shall terminate
(i) for systems which are more than one generation behind the currently available system; (ii) [***] after the vendor of such operating system ceases to offer support to end users of such operating system.

                          C.   All Updates and Compatibility Enhancements shall
be deemed part of the Licensed Technology. Notwithstanding anything to the contrary herein, "Updates" and "Compatibility Enhancements" shall not include any updates, enhancements, modifications or compatibility enhancements made by Voxware under any agreement with a third party under which Voxware is expressly prohibited from licensing such updates, enhancements, modifications or compatibility enhancements to others.

          4.  Marketing and Promotion.

              (a) Trademarks. Voxware hereby grants Disney a nonexclusive,
                  ----------
worldwide right to use Voxware's name, logos, trademarks and trade names (the "Trademarks") to identify the fact that the Licensed Technology is incorporated in Disney Services and Disney Products, including without limitation, in connection with the use, distribution, marketing and promotion of the Licensed Technology, Disney Services and Disney Products. Disney shall submit to Voxware for its reasonable approval of presentation and color all representations of the Trademarks Disney intends to use. If Disney, in the course of distributing the Licensed Technology, acquires any goodwill or reputation in any of the Trademarks, all such goodwill or reputation shall automatically vest in Voxware when and as, on an on-going basis, such acquisition of goodwill or reputation occurs, as well as at the expiration or termination of this Agreement, without any separate payment or other consideration of any kind to Disney and Disney agrees to take all actions necessary to effect such vesting. Voxware acknowledges and agrees that Disney shall have no obligation whatsoever to use the Trademarks and Disney shall affix its own labels, trademarks, and logos, and any required labels and logos of third parties, to the Disney Services and Disney Products. Disney may sublicense the rights granted in this Section 4(a) and in Section 4(b) to the Disney Affiliates and third parties acting on Disney's or any of the Disney Affiliates' behalf in connection with the Disney Products and Disney Services.

              (b) Publicity by Disney.  Disney shall have the right, but no
                  -------------------
obligation whatsoever, to use, publish and permit others to use and publish, in connection with the promotion and marketing of the Licensed Technology, Disney Services and Disney Products, the names, likenesses, voices, and biographical material of Voxware and its employees. Voxware shall from time to time at Disney's request, subject to Voxware's reasonable availability and consent, which shall not be unreasonably withheld or delayed: (i) confer and consult with Disney concerning the promotion of the Licensed Technology, (ii) appear for interviews which Disney may arrange; (iii) appear for photography and/or artwork under the direction of Disney; (iv) appear on radio, television and elsewhere; and (v) record interviews and announcements, all for the purpose of advertising, promoting, publicizing and exploiting the Licensed Technology, Disney Services and Disney Products. Disney shall reimburse Voxware for all reasonable expenses it incurs pursuant to this section which Disney has preapproved in writing. Disney shall consult with Voxware regarding the use of all photographs and biographical material with respect to Voxware or its employees not furnished by Voxware, the use of which is subject to Voxware's approval, which shall not be unreasonably withheld or delayed. Disney shall have no obligation to accord Voxware credit within the Disney Products or Disney Services or otherwise.

              (c) Publicity by Voxware. Voxware shall not directly or indirectly
                  --------------------
issue or permit the issuance of any press releases or publicity regarding, or make any public statements whatsoever concerning, Disney, this Agreement, or the Disney Services or Disney Products without prior coordination with and approval by Disney, which approval may be granted or withheld in Disney's sole discretion. Voxware shall not state or imply, in advertisements, writings, or otherwise, that Disney endorses Voxware's products or services or any other product or service. This Section shall not prohibit Voxware from making any statements concerning this Agreement which are required by the federal securities laws.

              (d) No Right to Use Disney Name. Except and only to the extent
                  ---------------------------
specifically set forth in this Agreement, neither Voxware nor any employee, officer, director, agent, contractor, parent, subsidiary, affiliate, joint venturer or partner of Voxware (each a "Voxware Affiliate") or other party shall acquire any right under this Agreement to use, and Voxware shall not use, and shall not allow or assist any Voxware Affiliate or other party to use, the name "Disney", or any other Intellectual Property Right (including without limitation any fanciful characters or designs) of Disney, or any one or more of the Disney Affiliates for any purpose whatsoever.

          5.  Fees and Payments.

              (a)  License Fee.
                   -----------

                   (i) Upon execution of this Agreement, and subject to subsection (d) below, Disney shall pay Voxware a one-time license fee in an amount equal to [***] dollars ($[***]) (the "License Fee").

                   (ii) Notwithstanding the foregoing, in the event Voxware fails to deliver one or more of the Additions by the delivery date set forth for each such Addition on Exhibit B, Voxware shall refund to Disney an amount equal
                      ---------
to [***] dollars ($[***]) for each Addition which is not delivered by its applicable delivery date.

              (b) Support. In the event that Disney wishes Voxware to continue
                  -------
to provide cooperation under Section 3(d) and Maintenance and Support under
Section 3(e) after the Initial Support Period, Disney shall pay Voxware a "Support Fee" equal to [***] dollars ($[***]) for each twelve (12) month period in which Disney wishes Voxware to provide such cooperation and Maintenance and Support.

              (c) Taxes. Disney shall be responsible for all sales taxes, use
                  -----
taxes and any other taxes and charges of any kind imposed by any federal, state or local governmental entity on the transactions contemplated herein, excluding only taxes based solely upon Voxware's income.

              (d) Payment. Payment of the License Fee shall be made within
                  -------
thirty (30) days after Disney's receipt of Voxware's invoice therefor. Payment of the yearly Support Fee shall be due within thirty (30) days after the commencement of each year in which Disney desires Voxware to provide Maintenance and Support (calculated as commencing the day after the last day of the Initial Support period). All payments hereunder shall be made in U.S. dollars by company check payable to Voxware.

              (e) [***]

    6.   [***]

    7.   Representations and Warranties.

         (a) By Voxware.  Voxware represents and warrants that: (i) it has the
             ----------
right, power and authority to enter into this Agreement and to fully perform its obligations hereunder; (ii) the making of this Agreement by it does not violate any agreement existing between it and any other person or entity; (iii) the Licensed Technology is delivered free and clear of any liens, charges, encumbrances, or restrictions, including those of Voxware's suppliers or licensors; (iv) the Licensed Technology, as delivered by Voxware, is original and, for a period of three (3) years from the Effective Date, is not in the public domain; (v) the Licensed Technology, including without limitation, any images, photographs, or graphics contained therein, does not violate or infringe any right of privacy or publicity or any other Intellectual Property Right, or contain any libelous, defamatory, obscene or unlawful material, or otherwise violate or infringe any other right of any third party; (vi) Voxware possesses all rights necessary for the production, distribution and exploitation of the Licensed Technology, both alone and as part of the Disney Products and Disney Services; and (vii) the Licensed Technology, as delivered, shall operate substantially in accordance with its specifications and shall be free of any willfully introduced computer virus or harmful, malicious or hidden program or data, including without limitation, any hardware or software device or code which shall prevent Disney or its online customers from accessing or using the Licensed Technology or any portion thereof. In the event of any failure of the Licensed Technology to operate as set forth in (vii), Voxware shall promptly correct such failure pursuant to the procedure set forth in Section 3(e)(i).

         (b) By Disney.  Disney represents and warrants that (i) it has the
             ---------
right, power and authority to enter into this Agreement and to fully perform its obligations under this Agreement; and (ii) the making of this Agreement by it does not violate any agreement existing between Disney and any other party.

    OTHER THAN THE LIMITED WARRANTIES DESCRIBED ABOVE, NEITHER PARTY MAKES ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED TECHNOLOGY, DISNEY PRODUCTS, DISNEY SERVICES, THIS AGREEMENT, OR ITS PERFORMANCE HEREUNDER, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OR
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

    8.   Indemnification; Limitation on Liability.

         (a) By Voxware.  Voxware agrees to, and shall, indemnify, defend and
             ----------
hold harmless Disney and the Disney Affiliates and their respective directors, shareholders, officers, agents, employees, successors and assigns from and against any and all claims, demands, suits, actions, judgments, damages, costs, losses, expenses (including reasonable attorneys' fees and expenses) and other liabilities arising from, in connection with or related in any way to, directly or indirectly, (i) any breach or alleged breach of any of the representations, warranties or agreements made by it under this Agreement; (ii) Voxware's activities hereunder; or (iii) any act or omission of Voxware, its directors, officers, agents, employees or subcontractors. Disney shall promptly notify Voxware of any such claim.
Voxware shall bear full responsibility for the defense (including any settlements); provided, however, that (1) Voxware shall keep Disney informed of, and consult with Disney in connection with the progress of such litigation or settlement; and (2) Voxware shall not have any right, without Disney's written consent, to settle any such claim if such settlement arises from or is part of any criminal action, suit or proceeding or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the part of any Disney Affiliate.

         (b) By Disney.  Disney agrees to, and shall, indemnify, defend and hold
             ---------
harmless Voxware, and its directors, shareholders, officers, agents, employees, successors and assigns from and against any and all claims, demands, suits, actions, judgments, damages, costs, losses, expenses (including reasonable attorneys' fees and expenses) and other liabilities arising from, in connection with or related in any way to, directly or indirectly, a breach or alleged breach of any of the representations and the warranties set forth in Section 7(b) hereof. Voxware shall promptly notify Disney of any such claim. Disney shall bear full responsibility for the defense (including any settlements); provided, however, that (1) Disney shall keep Voxware informed of the progress of such litigation or settlement; and (2) Disney shall not have any right, without Voxware's written consent, to settle any such claim if such settlement arises from or is part of any criminal action, suit or proceeding or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the part of Voxware.

         (c) Cumulative Remedies But No Special Damages.  The rights and
             ------------------------------------------
remedies of either party as set forth in this Agreement are not exclusive and are in addition to any other rights and remedies provided under this Agreement or now or hereafter provided by law; [***]

    9. Confidentiality. The disclosure and use of each party's Confidential Information by the other shall be governed by the terms of that certain Mutual Nondisclosure Agreement between the parties dated July 29, 1996, a copy of which is attached hereto as Exhibit D and incorporated herein by reference.
                      ---------

    10.  Term and Termination.

         (a) Term.  This Agreement shall become effective upon the Effective
             ----
Date and shall remain in effect until terminated as set forth herein. Disney shall have the right to terminate this Agreement at any time, with or without cause, upon thirty (30) days written notice. If Disney terminates the Agreement without cause, Voxware shall have the right to retain all License Fees or portions thereof previously paid to Voxware or accrued and owing.

         (b) Termination for Breach or Insolvency.  This Agreement may be
             ------------------------------------
terminated by Disney upon notice if Voxware breaches any material term or condition of this Agreement and fails to remedy the breach within thirty (30) days after being given notice thereof (or within such additional time as mutually agreed in writing) or becomes insolvent (i.e., unable to pay its debts in the ordinary course as they come due). A breach of this Agreement by Voxware shall include without limitation, the Licensed Technology's failure to substantially perform in accordance with its specifications or Voxware's breach of any material provision of this Agreement. Disney acknowledges that Voxware's failure to deliver the Additions does not constitute a material breach for purposes of this Section. In the event that Voxware fails to perform its development or maintenance obligations under this Agreement at any time, or Disney rejects the Additions, Disney shall have the right to obtain the source code from escrow and perform those obligations or have them performed on its behalf. Either party may terminate this Agreement in the event the other party makes any assignment for the benefit of creditors or files a petition in bankruptcy or is adjudged bankrupt or becomes insolvent or is placed in the hands of a receiver, or ceases to actively conduct business for a period of ninety (90) days or if the equivalent of any of the proceedings or acts referred to in this clause, though known and/or designated by some other name or term, occurs. Notwithstanding the foregoing, either party may terminate this Agreement immediately in the event of a breach by the other party of its obligations under Section 9.

         (c) [***]

         (d) Survival.  Upon termination of this Agreement for breach by
             --------
Voxware, the licenses granted hereunder shall continue. After termination, the following sections, and their corresponding exhibits, shall continue to survive and bind the parties according to their terms: 4(c), 4(d), 6, 7, 8, 9, 10(c), 10(d), and 11. Except as expressly set forth in this Section 10(d), Disney shall have no obligation or liability to Voxware as a result of Disney's termination of this Agreement in accordance with its terms.

    11.  Miscellaneous.

         (a) Independent Contractors.  The parties are independent contractors
             -----------------------
with respect to each other. Each party is not and shall not be deemed to be an employee, agent, partner or legal representative of the other for any purpose and shall not have any right, power or authority to create any obligation or responsibility on behalf of the other.

         (b) Notices.  All notices which either party is required or may desire
             -------
to serve upon any other party shall be in writing and addressed to the party to be served as follows:

             (i)   if to Disney:

                    Disney Online
                    500 South Buena Vista Street
                    Burbank, California 91521
                    Attention:  Vice President-Business and Legal Affairs
                    ---------
                    Telephone:  (818) 543-4300
                    Facsimile:  (818) 546-1324

                   and

             (ii) if to Voxware, notice shall be addressed as specified at the beginning of this Agreement.

Any such notice may be served personally or by mail (postage prepaid), facsimile (provided oral confirmation of receipt is immediately obtained or a hard copy is concurrently sent by internationally commercially recognized overnight delivery service), internationally commercially recognized overnight delivery service (such as Federal Express or DHL) or courier. Notice shall be deemed served upon personal delivery or upon the date sent. Either party may change the address to which notices are to be delivered by written notice to the other party served as provided in this Section 11(b).

         (c) Entire Agreement.  This Agreement, together with the Exhibits
             ----------------
attached hereto and hereby incorporated herein by reference, constitutes the complete, final and exclusive understanding and agreement between Disney and Voxware with respect to the transactions contemplated, and supersedes any and all prior or contemporaneous oral or written representation, understanding, agreement or communication between Disney and Voxware concerning the subject matter hereof. Neither party is relying upon any warranties, representations, assurances or inducements not expressly set forth herein.

         (d) Amendments.  All amendments or modifications of this Agreement
             ----------
shall be binding upon the parties so long as the same shall be in writing and executed by each of the parties hereto. It is expressly understood and agreed that no usage of trade or other regular practice or method of dealing between the parties hereto shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement or any part hereof.

         (e) Waiver.  No waiver of any provision of this Agreement or any rights
             ------
or obligations of either party hereunder shall be effective, except pursuant to a written instrument signed by the party waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

         (f) Force Majeure.  Neither party shall be deemed in default hereunder,
             -------------
nor shall it hold the other party responsible for, any cessation, interruption or delay in the performance of its obligations hereunder due to causes beyond its reasonable control including, but not limited to: earthquake, flood, fire, storm or other natural disaster, act of God, labor controversy or threat thereof, civil disturbance or commotion, disruption of public markets, war or armed conflict (whether or not officially declared) or the inability to obtain sufficient material, supplies, labor, transportation, power or other essential commodity or service required in the conduct of its business, or any change in or the adoption of any law, ordinance, rule, regulation, order, judgment or decree; provided that the party relying upon this Section 11(f) shall (i) have given the other party written notice thereof promptly and, in any event, within
(5) days of discovery thereof and (ii) take all steps reasonably necessary under the circumstances to mitigate the effects of the force majeure upon which such notice is based; provided further, that in the event a force majeure described in this Section 11(f) extends for a period in excess of thirty (30) days, Disney may, pursuant to this Section 11(f), immediately terminate this Agreement with no liability to either party (except for amounts outstanding and owed to Voxware, if any, prior to the date the force majeure event began).

         (g) No Third Party Beneficiaries.  Nothing in this Agreement is
             ----------------------------
intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         (h) Assignment.  This Agreement and Voxware's rights, duties and
             ----------
obligations hereunder are personal to Voxware and, for a period of [***] from the Effective Date, may not be assigned, delegated or otherwise transferred by Voxware, or by operation of law, without the prior written consent of Disney, which consent, except in the case of an assignment, delegation or other transfer to a competitor of Disney, will not be unreasonably withheld. Any attempted assignment, delegation or other transfer by Voxware without such consent shall be null and void and shall constitute a material breach of this Agreement.

         (i) Further Assurances.  Voxware agrees to do and perform all such
             ------------------
further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents necessary or that Disney may deem advisable in order to carry out the intent and accomplish the purposes of this Agreement and to evidence, perfect or otherwise confirm Disney's rights hereunder.

         (j) Specific Performance.  Voxware understands and agrees that Disney
             --------------------
may suffer irreparable harm if Voxware fails to comply with any of its obligations under this Agreement, and that monetary damages would be inadequate to compensate Disney. Consequently, Voxware agrees that in such event Disney shall be entitled, in addition to such monetary relief as may be recoverable by law, to such injunctive or other equitable relief as may be necessary to restrain any threatened, continuing or further breach by Voxware, without showing or proving any actual damages sustained, without bond.

         (k) Construction.  This Agreement shall be fairly interpreted and
             ------------
construed in accordance with its terms and without strict interpretation or construction in favor of or against either party. Voxware has had the opportunity to consult with counsel in the negotiation of this Agreement.

         (l) Headings.  The section and paragraph headings appearing in this
             --------
Agreement are inserted only as a matter of convenience and shall not be given any legal effect.

         (m) Severability.  If any restriction, covenant or provision of this
             ------------
Agreement shall be adjudged by a court of competent jurisdiction to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the party seeking to enforce such restriction, covenant or provision, such restriction, covenant or provision shall apply with such modifications as may be necessary to make it valid and effective. In the event that any provision of this Agreement should be found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained shall not in any way be affected or impaired thereby.

         (n) Governing Law, Forum and Jurisdiction.  This Agreement shall be
             -------------------------------------
governed by the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York. The parties hereby consent and submit to the personal jurisdiction of such courts for the purposes of litigating any such action.

         (o) Counterparts.  This Agreement may be executed in counterparts, each
             ------------
of which shall be deemed an original and all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the duly authorized representatives of each of the parties hereto have executed this Agreement as of the day and year first written above.

VOXWARE, INC.                          DISNEY ONLINE

By:                                    By:
   -------------------------------        -------------------------------

Name:                                  Name:
     -----------------------------          -----------------------------

Title:                                 Title:
      ----------------------------           ----------------------------

                                   EXHIBIT A
                                   ---------

                     Description of the Licensed Technology

RT24 Basic Codec
Embodied in the Voice Development Kit for Real Time speech compression. It shall consist of the release version of Voxware's 2,400 bps codec, known as RT24. Delivery for Intel platform shall be delivered in the form of Windows dynamic link libraries and delivery for Macintosh platform shall be in the form of static libraries compiled for the Power PC CPU using the latest Metrowerks compiler. Disney is licensed hereunder to use the RT24 Basic Codec for speech compression/decompression and time scaling only. Other features of the RT24 Basic Codec such as pitch shifting, and personality transformation (voice fonts) are not included.

RT29HQ Basic Codec
Embodied in the Voice Development Kit for Real Time speech compression. It shall consist of the release version of Voxware's codec, known as RT29HQ which compresses speech to approximately 2977bps. Delivery for Intel platform shall be delivered in the form of Windows dynamic link libraries and delivery for Macintosh platform shall be in the form of static libraries compiled for the Power PC CPU using the latest Metrowerks compiler. Disney is licensed hereunder to use the RT29HQ Basic Codec for speech compression/decompression and time scaling only. Other features of the RT29HQ Basic Codec, such as pitch shifting and personality transformation (voice fonts) are not included.

Telephony Network Toolkit (TNT)
Provides an application programming interface suitable for development of applications for transmission of voice over the Internet (i.e., Internet Telephony). The functionality included in this interface allows session, flow and error control. Session control functionality includes initiating and processing incoming and outgoing calls as well as a means for users of Disney or third party applications based on TNT to locate each other in a phone directory. Flow and error control seek to manage the Basic Codec bit stream, handling lost and/or late packets, and packet resequencing.

Midi Transport-Level 0
Provides the ability to stream MIDI over an IP network while simultaneously streaming speech encoded by either RT24 or RT29HQ. MIDI Level 0 files are required to be able to stream with the Voxware encoded speech file.

                                   EXHIBIT B
                                   ---------

                               Additions Schedule


Milestone                                                                 Date
----------------------------------------------------------------------  --------


1. Active controls with Stream Querying capability (Sync Marker). 11/07/97 Stream querying shall be defined as an ActiveX based feature embodied in the VoxwarePlayer which allows Javascript and VBSscript programs to query positions scaled in 10ths of a second throughout a VOX format speech file. Additionally, programmatic control of the VoxwarePlayer through ActiveX and/or LiveConcert would allow for the following mechanisms:

         . Cueing-dynamically setting the position of the playback head.

         . Stopping-pausing playback or aborting current playback stream.

         . Changing source streams-dynamically changing what the vox source file is.

         . Buffering-loading a set amount of the stream ahead of time before playback.

2.       TNT for the Apple Power PC                                      1/31/97

                                   EXHIBIT C
                                   ---------

                               Escrow Agreement



    This DEPOSITORY ESCROW AGREEMENT AND INSTRUCTIONS (this "Agreement") is made and entered into this 27th day of September, 1996, by and among Disney Online, a California corporation ("DOL"), located at 500 South Buena Vista Street, Burbank, California 91521, Voxware, Inc., a Delaware corporation, located at 305 College Road East, Princeton, New Jersey 08540 ("Vendor"), and Data Securities International, Inc. ("Escrow Holder"), located at 9555 Chesapeake Drive, Suite 200, San Diego, California 92123, with reference to the following facts and circumstances:

(p) DOL has entered into an agreement with Vendor for the license of computer software products and the purchase of services from Vendor dated September 27, 1996 (the "License Agreement").

(q) Under the License Agreement, Vendor agreed to deposit in escrow the Source Materials (as defined below) for the computer software products licensed by Vendor to DOL thereunder (the "Licensed Products").

(r) Vendor is willing to provide access to the Source Materials to DOL under the terms and conditions set forth herein.

(s) Escrow Holder is willing to receive and to hold the Source Materials under the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the foregoing premises and the mutual covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1.  Definitions
    -----------

    1.1  "Source Materials" means all materials necessary for a reasonably
          ----------------
experienced programmer to maintain and enhance the Licensed Products, including, but not limited to, (i) a copy of the source code, in machine readable form and all source code documentation, (ii) all proprietary or special tools and an identification of other software reasonably necessary to create object code and executable code from the source code and to modify the source code and related documentation, and (iii) a description of the development system, hardware, software, compilers, third-party software and similar materials sufficient for DOL (or its agents or subcontractors) to continue development, enhancement and support of the Licensed Products. Source Materials includes all additions, modifications, new versions, enhancements, changes, supplements and/or replacements thereto (the "Changes") which are, or are required to be, developed and/or delivered at any time by Vendor to DOL under the relevant provisions of this Agreement or the License Agreement.

    1.2  "Delivery Event" means the occurrence of any of the following events:
          --------------
(i) Vendor ceases to conduct its operations pertaining to the Licensed Products or as a whole, (ii) Vendor's legal or equitable insolvency including, without limitation, its failure or inability to meet its obligations as they mature,
(iii) the bringing by or against Vendor of any proceeding under any bankruptcy or insolvency law, (iv) the appointment or application for the appointment of a receiver for Vendor, (v) Vendor entering into or making any arrangement with or assignment for the benefit of a creditor of Vendor, (vi) Vendor taking advantage of any law for the benefit of debtors, (vii) [***]
(viii) [***] or (ix) [***].

2.  License
    -------

    2.1  Grant.  Subject to the terms and conditions of this Agreement, Vendor
         -----
hereby grants to DOL a nonexclusive, irrevocable, perpetual, and royalty-free license (the "License") to use the Source Materials and all related proprietary rights (including, without limitation, copyrights, information, patents, derivative works, trade secrets, technology, ideas, and concepts) owned or licensed by Vendor (the "Proprietary Rights") to develop, operate and maintain the Licensed Products, including, without limitation, to copy, manufacture, maintain, support, enhance, change, replace, develop, and otherwise exploit such Source Materials and Proprietary Rights in connection with the development, operation and maintenance of the Licensed Products.

    2.2  Termination.  This License shall terminate in the event of a final
         -----------
judicial determination of its termination or by written agreement of the parties.

3.  Deposit and Acceptance
    ----------------------

    3.1  Delivery.  To assure DOL the benefit of the License, and under the
         --------
procedures, terms and conditions set forth in this Agreement: Vendor hereby agrees to deliver to and place in the custody of Escrow Holder (i) the original deposit of the Source Materials (the "Original Deposit") and Escrow Holder hereby agrees to examine the delivered Original Deposit in accordance with
Section 3.2 hereof, and, upon
successful examination, accept such delivery and custody; and (ii) any and all Changes (together, the "Later Deposits") which are, or are required to be, developed and/or delivered at any time after the date hereof under the License Agreement, including, without limitation, the Later Deposits required by Exhibit
                                                                         -------
I, and Escrow Holder hereby agrees to accept such delivery, and placement shall
-
be made either directly by Vendor or indirectly by preliminary delivery to DOL for verification and testing (as set forth in Sections 4.1.1 and 4.1.2), and subsequent delivery by DOL to Escrow Holder under Section 4.1.3.

    3.2  Deposit Inspection.  When Escrow Holder receives the Source
         ------------------
Materials, Escrow Holder will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Source Materials to the item descriptions and quantity listed on Exhibit II hereto. In addition to the deposit inspection, DOL may elect to cause a verification of the Source Materials in accordance with Section 4.1.2.

4.  Delivery, Custody and Care
    --------------------------

    4.1  Delivery
         --------

         4.1.1 Delivery of the Original Deposit shall occur on or before October 30, 1996. Delivery of all Later Deposits shall occur within ten (10) days after the date Vendor developed, delivered to DOL or implemented such Change. Unless otherwise agreed by all parties in writing, prior to the delivery of the Source Materials to Escrow Holder, Vendor shall deliver the Source Materials, in an envelope or other container which can be sealed, to DOL for verification and testing, as described below at Data Securities International.

         4.1.2 At such initial delivery, DOL shall have the right, at DOL's expense, to cause a verification ("Verification") of the Source Materials in any reasonable manner to assure that the Source Materials conform to the requirements of this Agreement. A Verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the source Materials. If a Verification is selected after the Source Materials have been delivered to DSI, then only DSI or at DSI's election, an independent person or company selected and supervised by DSI, may perform the Verification. Non-conforming Source Materials and omissions shall be corrected by Vendor immediately upon notice thereof. Vendor shall have the right to be present at such initial delivery and testing.

         4.1.3 Immediately after DOL has examined the Source Materials, the Source Materials shall be placed in the container provided by Vendor, the Appropriate Officers (as defined below) of Vendor and DOL shall cooperate in writing, signing and dating a memorandum reasonably describing the contents thereof in the form of Exhibit II hereto, shall attach said memorandum to said
                       ----------
container, and shall sign their names across the seal; and the Source Materials shall be deliver to and placed in the custody of Escrow Holder either (at DOL's election) by Vendor or DOL. Within five business days of its receipt thereof, Escrow Holder shall visually match the listed items on the memorandum that accompanies such Source Materials to the labeling of such Source Materials ("Deposit Inspection") and shall execute and deliver to DOL and Vendor an acknowledgment of receipt of the container and memorandum, by returning to Vendor and DOL a copy of the memorandum signed on behalf of DSI.
Notwithstanding the foregoing, however if Vendor does not sign such memorandum and seal (or cooperate in preparing this memorandum) within three days after Vendor's receipt of a copy of such memorandum prepared by DOL, Vendor's signature and acceptance of the contents thereof shall be deemed to have been provided in accordance with this Section 4. Escrow Holder shall not be responsible for verifying the contents or validating the accuracy of the memorandum. If the seal hinders Escrow Holder from itemizing the Deposit contents by reading the label on the individual Deposit items, Escrow Holder will break the seal and reseal the Deposit after Escrow Holder has concluded the Deposit Inspection is complete. Any envelope or other container which is opened at any time by any person for any other reason shall be resealed in accordance with the provisions of this Section 4.1.

    4.2  Custody and Care
         ----------------

         4.2.1 Escrow Holder shall establish a receptacle in which it will place the Source Materials, and shall put the receptacle under the control of one or more of its Appropriate Officers. Escrow Holder shall exercise the same high level of care in carrying out the terms of this Agreement and in holding the Source Materials as Escrow Holder would use to protect items of this nature which Escrow Holder might own.

         4.2.2 To assure the physical integrity, confidentiality and security of the Source Materials throughout the term of this Agreement, each party agrees to implement and follow the confidentiality, physical security and care provisions set forth in Exhibit III, to the extent such provisions are
                        -----------
applicable to such party.

    4.3  Later Deposits.  Each Later Deposit shall be delivered to DOL and
         --------------
Escrow Holder in accordance with all of the provisions of Section 4.1. Escrow Holder shall be under no obligation to accept any such Later Deposits unless accompanied or preceded by a duly executed memorandum, as set forth in Section 4.1.

    4.4  Records and Access.  Escrow Holder shall keep complete written
         ------------------
records of the activities undertaken, and materials prepared, pursuant to this Agreement. DOL shall be entitled at reasonable times during normal business hours, and upon reasonable notice to Escrow Holder and payment of Escrow Holder's published fees for such services, to inspect Escrow Holder's records and facilities pertaining to this Agreement and/or the status and condition of the deposited Source Materials.

5.  Release
    -------

    5.1  Requests for Release.  Subject to the provisions of Sections 5.2 and
           --------------------
5.3, Escrow Holder shall release a copy of the Source Materials only to DOL or the Source

Materials to Vendor (in either case, a "Requesting Party"), and only upon the occurrence of one of the events set forth below:

        5.1.1 Escrow Holder shall release a copy of the Source Materials to a Requesting Party (and provide notice of such release to Vendor) on the delivery to Escrow Holder of a letter of instructions for delivery from DOL indicating DOL's exercise of its verification rights in accordance with Section B.2 of
Exhibit III as the reason for the release.
-----------

        5.1.2 Escrow Holder shall release the Source Materials to Vendor on the delivery to Escrow Holder of (i) an opinion of counsel (an "Opinion") that the License Agreement between the parties (either directly or indirectly through subcontract or otherwise) has terminated by agreement of the parties or by its own terms, and certifying that such counsel is licensed to practice law in the State of California, and (ii) a letter of instructions for delivery.

        5.1.3 Escrow Holder shall release a copy of the Source Materials to DOL, and grant, transfer and assign to DOL all of its right, title and interest therein, on the delivery to Escrow Holder of (i) written certification of the occurrence of a Delivery Event (a "Demand"); and (ii) a letter of instructions for delivery. [***]

        5.1.4 Each Opinion, Demand or letter of instructions delivered hereunder shall be in a form reasonably acceptable to Escrow Holder; provided that the non-Requesting Party's (the "Other Party's") consent or approval shall not be required.

  5.2   Notice.  Any such Demand or letter shall be signed by an Appropriate
        ------
Officer of the Requesting Party; and no Opinion, letter or Demand shall be dated more than thirty (30) days prior to the date it is received by Escrow Holder. Escrow Holder shall notify the Other Party immediately of its receipt by delivery of a copy of such Opinion, letter or Demand to such Other Party.

  5.3   Delivery.  Ten (10) business days after Escrow Holder has notified
        --------
the Other Party of its receipt of an Opinion, letter or Demand hereunder, Escrow Holder is authorized to and shall deliver either the Source Materials or a copy of the Source Materials to the person specified in the applicable letter of instructions, unless Escrow Holder has received written notice from the Other Party stating that such Other Party objects to the sufficiency or accuracy of such Opinion or Demand (an "Objection") and (i) in the case of an Opinion, including an opinion of counsel that a good faith, non-frivolous basis exists for disputing the conclusions of the Opinions, or (ii) in the case of a Demand, specifying the reasons for its objections thereto, in which event the provisions of Section 5.4 will apply.

  5.4   Objections
        ----------

        5.4.1   If Escrow Holder receives an Objection from DOL within such ten
(10) business day period, Escrow Holder shall notify Vendor within five business days of its receipt by delivery of a copy of the Objection to Vendor; and Escrow Holder shall thereafter continue to hold the Source Materials until otherwise directed by Vendor and DOL jointly, or until resolution of the dispute pursuant to the Arbitration Provisions described in Exhibit IV.
                                           ----------

        5.4.2 If Escrow Holder receives an Objection from Vendor within such ten (10) business day period, Escrow Holder shall (i) deliver a copy of the Source Materials to the person specified in DOL's letter of instructions and
(ii) notify DOL immediately of its receipt of the Objection by delivery of a copy thereof. [***]

6. Limitation of Liability
   -----------------------

   Escrow Holder shall have no obligation or responsibility hereunder to any person or entity whatsoever to determine the existence, relevance, sufficiency, completeness, accuracy, or any other aspect of the Source Materials, Opinions, Demands, Objections and/or any other documents or items deposited or delivered from time to time by Vendor with Escrow Holder. Further, this Agreement shall constitute notice to any person who shall acquire a right of access to the Source Materials that Escrow Holder's duty hereunder is limited as set forth herein, and that Escrow Holder therefore is not liable to any such person or entity. Escrow Holder's sole responsibility with respect to the Source Materials shall be to accept delivery and take custody of whatever is given to it by Vendor and/or DOL, to place such Source Materials in its office safe, records center, or other storage location as determined by Escrow Holder in accordance with Section 4.2, and to keep such products in accordance with Section 4 until release of the Source Materials or a copy of the Source Materials is required under Section 5.

7. Fees
   ----

   7.1  Fees and Payment.  As compensation for the services to be performed
        ----------------
by Escrow Holder hereunder, DOL agrees to pay to Escrow Holder the service fees specified in Exhibit V. All fees shall be due in full thirty (30) days after
             ---------
receipt of invoice. If any fees are not paid within sixty (60) days of receipt of invoice, Escrow Holder may terminate this Agreement upon thirty (30) days written notice to DOL provided that such Fees are not paid within such thirty
(30) day period.

  7.2   Fee Increases.  All service fees and annual renewal fees will be
        -------------
those specified in Escrow Holder's fee and service schedule in effect at the time of renewal or request for service, except as otherwise agreed. For any increase in Escrow Holder's fees listed on Exhibit V hereto, Escrow Holder shall
                                           ---------
notify DOL at least ninety (90) days prior to any renewal of this Agreement. Escrow Holder agrees that any of the fees listed on Exhibit V will not increase
                                                    ---------
by more than ten percent (10%) per year.  For any service not listed on Exhibit
                                                                        -------
V, Escrow Holder shall provide a quote, which must be accepted by DOL in
-
writing, prior to Escrow Holder rendering such service.

8. Term of Agreement; Expiration
   -----------------------------

   8.1  Term.  This Agreement shall have an initial term of one year,
        ----
renewable automatically for one-year periods upon receipt by Escrow Holder of the specified renewal fee. Escrow Holder shall provide DOL and Vendor with written notice ninety (90) days prior to any expiration date. If a renewal fee is not received within thirty (30) days of any expiration date, Escrow Holder shall so notify DOL in writing. If such fee is not received within the next thirty (30) days after delivery of such notice, this Agreement shall expire upon written notice to Vendor and DOL. This Agreement also shall expire at such time as Escrow Holder has delivered the Source Materials to either Vendor, pursuant to Sections 5.1.2, or DOL, pursuant to Section 5.1.3.

   8.2  Return of Source Materials.  Upon expiration or non-renewal of this
        --------------------------
Agreement, all duties and obligations of Escrow Holder to Vendor and DOL hereunder shall terminate and expire, except that, upon termination and/or expiration of this Agreement for any reason except the occurrence of a Delivery Event, Escrow Holder shall, at Vendor's option, either destroy, or, upon receipt from Vendor of Escrow Holder's published release request fees for such service, return the Source Materials to Vendor.

   8.3  Continuation of License.  Notwithstanding the termination or
        -----------------------
expiration of this Agreement or any part hereof, the provisions of Sections 2 and 9 shall survive.

9. Indemnification
   ---------------

   DOL and Vendor each agree to defend, indemnify and hold harmless Escrow Holder from and against any and all claims, actions and suits, liabilities, losses, costs, charges, penalties, counsel fees, and other expenses of any nature (including, without limitation, settlement costs and attorneys' fees) ("Claims") incurred by Escrow Holder on account of any act or omission of Escrow Holder in respect of or with regard to this Agreement, except Escrow Holder's gross negligence or willful misconduct.

10.        Appropriate Officers
           --------------------

   Escrow Holder, Vendor and DOL each shall designate one or more authorized officers (in the case of Escrow Holder, employees) ("Appropriate Officers") to receive notices and otherwise to act on its behalf with respect to the performance of its obligations under this Agreement; and each such party shall notify the other in writing of the name and title of such Appropriate Officers and any replacement(s) thereof.

11.        General Provisions
           ------------------

   11.1    Reliance.  In reliance upon any instruction, instrument, or
           --------
signature believed to be genuine, Escrow Holder may assume that any Appropriate Officer purporting to give any writing, notice, request, advice, or instruction in connection with or relating to this Agreement has been duly authorized to do so.

   11.2    Attorneys' Fees.  As between Vendor and DOL, in the event of any
           ---------------
dispute or controversy arising out of this Agreement, the prevailing party shall be entitled to reimbursement of its costs, including court and arbitration costs and attorneys' and expert witnesses' fees and costs.

   11.3    Validity, Forum, Law, and Construction.  The legal relations
           --------------------------------------
between the parties to this Agreement shall be governed by the laws of the State of California as applicable to contracts made, executed and to be performed wholly within the State of California and by the laws of the United States. Litigation and arbitration of disputes under this Agreement shall be conducted in Los Angeles County, California and the parties hereto consent to the jurisdiction of any local, state or federal court in which an action is commenced and located in Los Angeles, California. The parties further agree not to disturb such choice of forum, and if not resident in such state, waive the personal service of any and all process upon them, and consent that such service of process may be made by certified or registered mail, return receipt requested, addressed to the parties as set forth in Section 11.12.

   11.4    Arbitration.  Subject to Section 5.4.2, unless the parties
           -----------
otherwise agree in writing, any dispute, controversy or claim arising out of or with reference to this Agreement (including but not limited to claims for breach of contract, fraud in the inducement or breach of an implied covenant) shall be settled by arbitration in accordance with the provisions outlined in Exhibit IV.  Each party expressly
                                           ----------
waives any right it may have to seek redress in any other forum except as provided herein.

   11.5    Alterations and Waivers.  The waiver, amendment or modification
           -----------------------
of any provision of this Agreement or any right, power or remedy hereunder, whether by agreement of the parties or by custom, course of dealing or trade practice, shall not be effective unless in writing and signed by the party against whom enforcement of such waiver, amendment or modification is sought. No failure or delay by either party in exercising any right, power or remedy with respect to any of the provisions of this Agreement shall operate as a waiver of such provisions with respect to such occurrences; nor shall any extension of time or other indulgence granted to a party hereunder otherwise alter or affect any power, remedy or right of the other party, or the obligations of the party to whom such extension or indulgence is granted.

   11.6    Severability.  In the event any provision of this Agreement
           ------------
shall be prohibited or unenforceable in any jurisdiction, the remaining provisions of this Agreement shall remain in full force and effect. The parties shall use their best efforts to replace the provision that is contrary to law with a legal one approximating to the extent possible the original intent of the parties.

   11.7    Language Interpretation.  In the interpretation of this
           -----------------------
Agreement, unless the context otherwise requires, (i) words importing the singular shall be deemed to import the plural and vice versa, (ii) words denoting gender shall include all genders, (iii) references to persons shall include corporations or other bodies, and vice versa, (iv) references to parties, sections, schedules, addenda, paragraphs, and exhibits of and to this Agreement, and (v) periods of days, weeks or months shall mean calendar days, weeks or months. Section headings are included solely for convenience, are not to be considered a part of this Agreement, and are not intended to be full and accurate descriptions of their contents.

   11.8    Copies of Agreement.  This Agreement may be executed in any
           -------------------
number of copies, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

   11.9    Assignability.  Except as otherwise expressly provided by the
           -------------
terms of this Agreement, this Agreement is not transferable or assignable, whether in whole or in part, by any party, except to the successor or assignee of all or substantially all of its business (and in the case of DOL, to one of its Affiliates, as defined in the License Agreement), which successor or assignee expressly assumes the obligations of this Agreement. Any assignment in derogation of the foregoing shall be void.

   11.10   Further Assurances.  Each party hereto agrees to execute and
           ------------------
deliver any and all further documents, and to perform such other acts, as may be necessary or expedient to carry out and make effective this Agreement.

   11.11   Binding.  This Agreement shall be binding upon and inure to the
           -------
benefit of each of the parties hereto and, to the extent permitted by Section 11.9, their respective successors and assigns.

   11.12   Notices.  Any notice or other communication required or
           -------
permitted to be given hereunder shall be given in writing and delivered in person, mailed or delivered by recognized courier service, properly addressed and stamped with the required postage, to the intended recipient at its address specified below and shall be deemed effective upon receipt. Either party may from time to time change its address by giving the other party notice of the change in accordance with this section.

   If to DOL:     Disney Online
                  500 South Buena Vista Street
                  Burbank, CA  91521
                  Attention:  Vice President, Business and Legal Affairs
                  Facsimile:  (818) 546-1324

   If to Vendor:  Voxware, Inc.
                  305 College Road East
                  Princeton, NJ  08540
                  Attention:  Kenneth Traub
                  Facsimile:  (609) 514-4101

   If to
   Escrow Holder: Data Securities International Inc.
                  9555 Chesapeake Drive
                  Suite 200
                  San Diego, CA  92123
                  Attention:  Contract Administration
                  Facsimile:  (619) 694-1000

           Notwithstanding the foregoing, any notice sent to the last designated address of the party to whom a notice may be or is required to be delivered hereunder shall not be deemed ineffective if actual delivery cannot be made due to a change of address of the party to whom the notice is directed or the failure or refusal of such party to accept delivery of the notice.

   11.13   License Agreement.  Vendor and DOL acknowledge that Escrow
           -----------------
Holder has no knowledge of the terms and conditions contained in the License Agreement and that Escrow Holder's only obligations shall be set forth herein or in any other writing signed by Escrow Holder, Vendor and DOL.

   11.14   Complete Agreement; Modifications.  This Agreement, and any
           ---------------------------------
schedules, annexes, exhibits, and other documents referred to herein or executed contemporaneously herewith, constitutes the entire agreement among the parties with respect to the subject matter hereof, and may not be amended, altered or modified except by a writing signed by the parties. This Agreement supersedes all prior written, and all prior and contemporaneous oral, agreements, representations, warranties, statements, promises, and understandings with respect to the subject matter hereof. Al schedules, annexes, exhibits, and other documents attached hereto or referred to herein are hereby incorporated by reference herein and made a part hereof.


   IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the date first written above.


DATA SECURITIES INTERNATIONAL, INC.         VOXWARE, INC.



By:                                         By:
   ----------------------------------          ---------------------------

Name:                                       Name:
     --------------------------------            -------------------------

Title:                                      Title:
      -------------------------------             ------------------------


DISNEY ONLINE



By:
   ----------------------------------

Name:
     --------------------------------

Title:
      -------------------------------

                                   EXHIBIT I

                                 Later Deposits
                                 --------------


Vendor shall update the Source Materials [***] Vendor shall deposit the Source Materials for any "Updates" and "Compatibility Enhancements" provided to DOL under the License Agreement (as defined therein) within five (5) days after delivery of such Updates and Compatibility Enhancements to DOL.

                                   EXHIBIT II

Description of Deposit Materials
--------------------------------


Deposit Account Number
                      ---------------------------------------------------------

Account Name
            -------------------------------------------------------------------

Disney Online and Voxware, Inc., pursuant to a specific Depository Escrow Agreement and Instruction dated as of _______________, 199__, between and among the parties and Data Securities International, hereby deposit the below described materials into the above referenced Deposit Account by transferring them to Data Securities International, Inc. The Deposit type is: (check the space that applies)

_____ Initial Deposit  _____ Supplemental Deposit  _____ Replacement Deposit

If Replacement then destroy Deposit _____ or return Deposit _____

If no Deposit type has been checked the materials will be deemed to be an Initial or Supplemental Deposit.

DEPOSIT MATERIALS

Name                               Version
    ------------------------------         -------------------------------------
Date               CPU/OS            Compiler
    --------------       -----------          ----------------------------------
Application
           ---------------------------------------------------------------------
Utilities needed
                ----------------------------------------------------------------
Special operating instructions
                              --------------------------------------------------

--------------------------------------------------------------------------------
Item Description               Media      Quantity
--------------------------------------------------





I certify that the above-described materials were delivered/sent to Data Securities International, Inc.



Disney Online

By
  --------------------------------
Name
    ------------------------------
Title
     -----------------------------
Date
    ------------------------------

Vendor:  Voxware, Inc.

By
  --------------------------------
Name
    ------------------------------

Title
     -----------------------------
Date
    ------------------------------

Data Securities International certifies that it has received the materials subject to the terms and conditions of the above-referenced escrow agreement.



Data Securities International

By
  --------------------------------
Name
    ------------------------------
Title
     -----------------------------
Date
    ------------------------------

                                  EXHIBIT III

                    Confidentiality and Security Provisions
                    ---------------------------------------

A.    PROPRIETARY RIGHTS
      ------------------

      1.  Ownership.  Vendor represents that all Source Materials which are to
          ---------
be provided by Vendor to Escrow Holder and/or DOL are owned by Vendor and constitute valuable proprietary products containing trade secrets and confidential information of Vendor. Vendor shall at all times retain all right, title and interest in and to any and all copyrights, patents, inventions, mask works, trade secrets, or other proprietary rights embodied in the Source Materials.

      2.  Confidentiality.
          ---------------

          (a) Escrow Holder agrees to use reasonable efforts to observe confidentiality with respect to the Source Materials. Without limiting the generality of the foregoing, Escrow Holder specifically agrees to use reasonable efforts: (i) not in any manner to disclose or otherwise permit any person or entity access to the Source Materials or any part thereof, except as such access shall be required by its employee or independent contractor in the course of his employment or agency; (ii) to assure that its employees, agents, representatives, independent contractors, and guests are advised of the confidential nature of the Source Materials and (by agreement or otherwise) prohibited from copying or revealing the Source Materials or any part thereof, or from taking any action otherwise prohibited under this Exhibit III, except in
                                                          -----------
the course of their employment or agency; (iii) to notify Vendor promptly and in writing of the circumstances known to Escrow Holder surrounding any possession, use or knowledge of the Source materials by any person or entity other than those authorized by this Section 2; (iv) immediately upon its receipt of any legal process (whether initiated by private parties or governmental agencies) requesting access to Source Materials under its control, to transmit such request to Vendor, and not to divulge such Source Materials in response to such legal process without Vendor's written consent, so long as Vendor is successfully opposing such legal process in such a manner that Escrow Holder cannot be held in contempt of court or subject to other legal sanction; (v) not to use, provide, make available or permit the use of the Source Materials or any part thereof in any form whatsoever, whether gratuitously or for valuable consideration, to or for the benefit of any person or entity except Vendor and DOL; and (vi) to take any and all other reasonable actions deemed necessary or appropriate to assure the continued confidentiality and protection of the Source Materials and to prevent access to the Source Materials by any person or entity not authorized under this Exhibit III.
                          -----------

          (b) Escrow Holder shall institute appropriate measures (including, without limitation, passwords and other security measures) to assure the privacy of the Source Materials through the segregation and separation of the Source Materials from (i) the products, files and computer programs of Escrow Holder and its customers other than Vendor and DOL, and (ii) from any other person (including, without limitation, employees of Escrow Holder) not authorized by this Agreement to have access to such Source Materials. Upon the request of DOL, Escrow Holder shall provide Vendor and DOL with a detailed description of the segregation procedures it has adopted pursuant to this Exhibit III. The parties agree that such
                                -----------
segregation procedures, together with the requirements of this Section 2, shall constitute at least a minimum standard for determining Escrow Holder's compliance with its obligations hereunder to do all things necessary to assure the privacy and confidentiality of the Source Materials.

          (c) The obligations of paragraphs (a) and (b) above shall not apply to the extent (i) disclosure is reasonably necessary to carry out and make effective the terms of this Agreement, (ii) a party is required by law to respond to any demand for information from any court, governmental entity, or governmental agency, or as may be required by federal or state securities laws,
(iii) disclosure is necessary to be made to a party's independent accountants for tax or audit purposes, or (iv) the parties may mutually agree in writing; provided that, in any case, reasonable prior written notice thereof and opportunity to object thereto is provided to Vendor.

      3.  Survival of Provisions.  The term of the provisions of this Part A of
          ----------------------
Exhibit III shall survive termination or expiration of the Agreement or any
-----------
determination that this Agreement or any portion hereof is void or voidable.

B.    PHYSICAL SECURITY AND BACK-UP
      -----------------------------

      1.  Update and Back-up Procedures.  Vendor agrees to maintain adequate
          -----------------------------
update procedures to provide DOL and Escrow Holder at all times with the most recent versions of the Source Materials, so that DOL may continue operating and supporting the Licensed Products in case of a Delivery Event, regardless of the nature of such event. Without limiting the generality of the foregoing, in particular, Vendor agrees to supplement and update the Original Deposit (including design specifications, maintenance manuals, operating manuals, user manuals, source and object code versions of the Licensed Products and any changes or modifications thereto and annotated source listings), as necessary within 10 days after the development, delivery to DOL or implementation of any Change.

      2.  Physical Security and Care.  Escrow Holder is solely responsible for
          --------------------------
the physical security and case of the Source Materials delivered to it hereunder, and shall maintain a comprehensive plan for their security and care. Nothing in this Exhibit III shall relieve Escrow Holder or Vendor of their
                -----------
general obligations to provide adequate and appropriate storage and ventilation, and sufficient update and backup plans and procedures to permit DOL to continue supporting its business operations with respect to the Licensed Products despite any Delivery Event.

      3.  Verification.  At least once during each year of this Agreement, at
          ------------
the option of DOL and at a date and time to be agreed upon by the parties (but, if the parties cannot agree, then at 10:00 a.m. on the then nearest anniversary hereof), DOL and Vendor shall meet at either DOL's or Vendor's offices for the purposes of testing and inspecting the physical condition of the Source Materials. A personal computer with the vendor's software shall be installed and operational at such site, and the Source Materials shall be inspected in accordance with such procedures as may be reasonably requested by either party as desirable for demonstrating the Source Materials' physical condition. Any Source Materials shown to be deteriorating, deteriorated, defective, or non-conforming in any way shall be replaced immediately by Vendor at no additional cost to DOL, in accordance with the procedures set forth in Section 4.3 for the Agreement.

      4.  Transfer of Rights.  With respect to Source Materials that are not
          ------------------
proprietary to Vendor or DOL, Vendor shall obtain rights and/or licenses adequate to allow it to transfer or assign such rights and/or licenses to DOL in accordance with this Agreement.

      5.  Notice.  Vendor and DOL each must approve in writing any procedures or
          ------
any proposed changes in procedures for accomplishing the purposes addressed by this Exhibit III.
     -----------

                                   EXHIBIT IV

                             Arbitration Provisions
                             ----------------------


Subject to Section 5.4.2 of the Agreement, except as otherwise expressly stated herein, in the event of any dispute, controversy or claim (a "Disputed Matter") between the parties to the Agreement arising out of or relating to the Agreement, the Disputed Matter shall be submitted to final and binding arbitration in accordance with the following provisions:

1. Any Disputed Matter shall be settled by arbitration in the City of Los Angeles and, except as herein specifically stated, in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA Rules") then in effect, subject to the provisions of this Exhibit IV. Any
                                                          ----------
judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over the subject matter thereof. The arbitrators shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter. The parties hereby submit to the in personam jurisdiction of the courts of the State of
                     -- --------
California and the Federal District Court for the Central District, for purposes of confirming any such award and entering judgment thereon.

2. Any such arbitration shall be conducted before a panel of three arbitrators, who shall be compensated for their services at a rate to be determined by the parties or by the American Arbitration Association in the event the parties are not able to agree upon their rate of compensation.

3. Within five calendar days of notice by a party seeking arbitration under this provision, the party requesting arbitration shall appoint one arbitrator, and within 10 calendar days after the aforesaid notice the other party shall appoint the second arbitrator. Each of the two arbitrators shall be a member of the Bar of the State of California. Within 10 business days after the appointment of the second arbitrator, the two arbitrators so chosen shall mutually agree upon the selection of the third impartial and neutral arbitrator, who shall be a member of a nationally recognized firm of independent certified public accountants from the management advisory services (or comparable) department or group, provided that such firm cannot be the firm then auditing the books and records of either party.

In the event the chosen arbitrators cannot agree upon the selection of the third arbitrator, the AAA Rules for the selection of such an arbitrator shall be followed, except that the selection shall be from such persons as are described in the immediately preceding paragraph. If the other party shall fail to designate the second arbitrator, the sole arbitrator appointed shall have the power to appoint, in his sole discretion, both the second and third arbitrators. If a party fails to appoint a successor to its appointed arbitrator within 10 business days of the death, resignation or other incapacity of such arbitrator, the remaining two arbitrators shall appoint such successor. The majority decision of the arbitrators will be final and conclusive upon the parties hereto.

4. Each party hereby agrees to pay one-half (1/2) of the compensation to be paid to the arbitrators in any such arbitration and one-half (1/2) of the costs of transcripts and other expenses of the arbitration proceedings including costs of Escrow Holder, if any; provided, however, that the prevailing party in any arbitration shall be entitled to an award of attorneys' fees and costs, arbitrators' fees and costs and all other costs of arbitration.

5. All testimony of witnesses at any arbitration proceeding held pursuant to these provisions shall be taken under oath, and the rules of evidence of the Evidence Code of the State of California and judicial interpretations thereunder shall be strictly followed. The actual arbitration hearing or hearings shall be transcribed by a reporter, and, subject to the provisions of Paragraph 4, the costs thereof shall be borne equally by the parties.

6. The parties shall be entitled to conduct discovery proceedings, but by the following methods only: requests for production of documents and depositions of no more than five (5) individuals. The arbitrators will supervise discovery and may, at the request of either party, limit discovery by the other or award payment of the costs and expenses of discovery (including reasonable attorneys' fees) to the requesting party for good cause shown. All discovery will be completed and the arbitration hearing will commence, within 30 days after appointment of all of the arbitrators, and the arbitrators will enforce this requirement strictly. In the event the Commercial Arbitration Rules of the American Arbitration Association or the law of the State of California herein made applicable do not for any reason supply a rule of procedure or decision, or control any matter in any arbitration proceeding, the parties agree that the arbitration provisions of Title 9 of the Code of Civil Procedure of the State of California shall apply.

7. For any claim submitted to arbitration, the burden of proof shall be as it would be if the claim were litigated in a judicial proceeding.

8. Upon the conclusion of any arbitration proceedings hereunder, the arbitrators shall render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached by them, and shall deliver such documents to each party to the Agreement, together with a signed copy of the award.

9. The arbitrators chosen in accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provision of the Agreement.

10. Except as herein specifically provided, arbitration shall be the sole and exclusive remedy of the parties for a Disputed Matter.

11. The parties acknowledge that the existence, progress and results of any arbitration, and any arbitration award (collectively "Arbitration Information") are to remain private. Each party agrees not to publish or advertise any Arbitration Information by any means and further agrees to take reasonable care, but in no event less care than it takes to protect its own confidential business information generally to prevent disclosure and dissemination of any Arbitration Information.

                                   EXHIBIT V

                                  Fee Schedule
                                  ------------


                                               ESCROW     ANNUAL FEES
                                               ACCOUNT     ADDITIONAL
                                               RENEWAL    BENEFICIARY
    PROTECTION SYSTEM YEAR         FIRST YEAR   YEARS     OR DEPOSITOR
PREFERRED                             $2,300   $1,300           n/a
MASTER PREFERRED - DEPOSITOR           3,300    1,300           650
MASTER PREFERRED - BENEFICIARY         3,300    1,300         1,300
COMPREHENSIVE PREFERRED                3,100    2,100           n/a
FLEXSAFE                               1,500    1,200           200
SAFE                                   1,500    1,200            50
TECHNOLOGY PROTECTION (POST)             650      650           n/a

1. Included Services
   Administrative services and protection vary depending on the system selected. Please consult with your DSI representative to ensure that you are utilizing the agreement that is best suited to your needs.
2. Custom Agreements
   A $500 customization fee will be added to the first year when contract changes increase DSI's risk or modify our release, termination or update processes.
3. Preferred Discounts
   Preferred fees will be discounted $650/year - when the deposit materials are held in an existing DSI escrow account.
4. Additional Protection Systems
   New systems may be added for a fee equal to the set-up fee for the new system. The set-up fee is the difference between the first year and renewal year fees. POST systems may be upgraded to the new systems. Contract your DSI representative for information.



SERVICE OPTION

Unlimited deposit updates/replacements + one additional storage unit
$300/year
Individual deposit updates/replacements                             $200/ea.
DeposiTrack updates                                                 $300/ea.
Remote vaulting                                                     $500/year
Release filing fee                                                  *no fee
Additional storage units                                            $100/ea.
Technical verification (estimates based on $150/hr.)
  Verification Level I                                              $300-600
  Verification Level II (includes Level I)                            $500-1200
  Verification Level III (includes Level I and II)                    $2,400-
4,600

*direct expenses in excess of $300 will be chargeable.

                                   EXHIBIT D
                                   ---------

                         MUTUAL NONDISCLOSURE AGREEMENT


THIS MUTUAL NONDISCLOSURE AGREEMENT (this "Agreement") is entered into as of July 29, 1996 by and between DISNEY ONLINE, a California corporation ("DISNEY"), and VOXWARE, INC., a Delaware corporation ("VOXWARE").

     WHEREAS, DISNEY and VOXWARE wish to disclose to and receive from each other, from time to time during the term of this Agreement, certain information and ideas they consider to be confidential regarding their respective current and future technology and projects and/or business plans and opportunities, for the specific purpose of discussing and/or pursuing a possible business relationship in connection with the development of electronic multimedia and interactive products, services or applications (the "Purpose").

THEREFORE, in consideration of such disclosures and the premises, agreements and covenants herein contained, each of DISNEY and VOXWARE agrees as follows:

     1. "Confidential Information" means the information and documentation described on Exhibit A attached hereto and any other information, regardless of form, proprietary to or maintained in confidence by either party, including, without limitation, any information, technical data or know-how relating to discoveries, ideas, inventions, concepts, software, equipment, designs, drawings, specifications, techniques, processes, systems, models, data, source code, object code, documentation, diagrams, flow charts, research, development, business plans or opportunities, business strategies, marketing plans or opportunities, marketing strategies, future projects or products, projects or products under consideration, procedures, and information related to finances, costs, prices, suppliers, vendors, customers and employees which is disclosed by either party or on its behalf whether before, on or after the date hereof, directly or indirectly, in writing, orally or by drawings or inspection of equipment or software, to the other party or any of its employees or agents. Confidential information also includes (a) the terms of this Agreement and the
                                        -
fact of its existence and (b) any information obtained from a third party that
                           -
either party hereto treats as proprietary or confidential. Any document or other material provided by either party to the other which is labeled "Confidential" shall be presumed to be Confidential Information.

     2. The parties agree that their respective organizations shall hold in confidence any Confidential Information received pursuant to this Agreement and not use such information for any purpose other than for the Purpose nor, without the prior written approval of the disclosing party, reproduce in any media any Confidential Information of such party received pursuant to this Agreement. In particular, VOXWARE understands that DISNEY's Confidential Information may be considered material, non-public information under federal and state securities laws and VOXWARE could be found to be in violation thereof if it takes advantage of such information by (a) trading in DISNEY's or any other party's stock, or
                        -
(b) furnishing information to others in connection with the trading of such
 -
stock.

     3. Each party further agrees to limit disclosure of Confidential Information received pursuant to this Agreement to those of its employees and agents and, in DISNEY's case, to those of DISNEY's employees, agents and contractors, in each case who have a need to know the information to affect the Purpose. Each party shall cause each such employee, agent and contractor to sign an employment or nondisclosure agreement that contains provisions in substance similar to those included in this Agreement prohibiting the further disclosure and use by such person or entity of any Confidential Information. Each party agrees to protect the Confidential Information of the other party with the same degree of care normally used to protect its own similar Confidential Information, but no less than a reasonable degree of care, and to take all steps as may be reasonably necessary to prevent any Confidential Information from being revealed to any person or entity other than those to whom the disclosing party has authorized disclosure pursuant to this Agreement or in a writing delivered to the other party. In the event that either party receives any request from any third party for any Confidential Information of the other party hereto, or is directed to disclose any portion of any Confidential Information received from the other party hereto by operation of law or in conjunction with a judicial or governmental proceeding or arbitration, the party requested or directed to make such disclosure shall immediately notify the other party both orally and in writing. Each party agrees to provide the other party with reasonable cooperation and assistance in obtaining a suitable protective order, and in taking any other steps reasonably necessary, to preserve the confidentiality of any such Confidential Information.

     4. Notwithstanding any other term or provision of this Agreement, "Confidential Information" shall not include information which: (a) is or
                                                                  -
becomes publicly known through no act or failure to act on the part of the recipient; (b) was rightfully in the recipient's possession prior to disclosure
            -
by the disclosing party; (c) becomes rightfully known to the recipient from a
                          -
third party not subject to any independent confidential or proprietary restriction; (d) is approved by the disclosing party for disclosure without
              -
restriction, in a written document that is signed by a duly authorized officer of that party; (e) is disclosed after the termination of the recipient's duty of
                -
confidentiality as specified herein; or (f) is or was developed independently by
                                         -
the recipient without use of or reference to any of the Confidential Information and without violation of any confidentiality restriction.

     5. The nondisclosure obligations imposed by this Agreement shall terminate two (2) years from the delivery of the particular Confidential Information in question. Each party agrees that, promptly following the disclosing party's written request therefor or at the completion of such use by the recipient as is permitted herein, whichever is earlier (but in no event later than thirty (30) days following the termination of this Agreement), all documents and other materials embodying Confidential Information provided by the disclosing party and all copies thereof shall be either returned to the disclosing party or destroyed, and all copies of Confidential Information shall be purged from the recipient's electronic or magnetic media or storage devices.

     6. All rights in and title to the Confidential Information supplied by each party shall remain in that party. Neither the execution and delivery of this Agreement, nor the furnishing of any Confidential Information by either party shall be construed as granting to the other party either expressly, by implication, estoppel or otherwise, any license under any invention, copyright, trade secret or patent now or hereafter owned or controlled by the party furnishing the same, nor any right to use on a royalty-free basis the information made available to the recipient, except to fulfill the Purpose. Nothing in this Agreement shall be deemed or construed to grant to any party a license to sell, develop, exploit or further develop any Confidential Information of the disclosing party. The disclosing party understands that the receiving party may currently or in the future be developing information internally, or receiving information from other parties, that may be similar to the disclosing party's Confidential Information. In particular, each party understands and agrees that all information, ideas, suggestions and concepts of a general nature or commonly known in the industry related to the exploitation of information and entertainment through electronic multimedia and interactive products and services which may be offered in meetings or consultations between the parties shall not be deemed included in the Confidential Information of either party and neither party shall be under any obligation to the other with respect to its own use thereof. In addition, provided that each party complies with the confidentiality obligations contained herein, this Agreement shall not in any manner affect or limit such party's present or future business activities of any nature, including business activities which could be competitive with those of the other party.

     7. VOXWARE shall acquire no right under this Agreement to use, and VOXWARE shall not use, and shall not, directly or indirectly, assist any other party to use, the name "Disney" (either alone, in conjunction with or as a part of any other word, name or phrase), or any fanciful characters or designs of Disney Enterprises, Inc. (formerly known as The Walt Disney Company) or any of its related, affiliated or subsidiary companies (a) in any advertising,
                                                 -
publicity or promotion or other disclosure, (b) in any in-house publication, (c)
                                             -                                -
to express or imply any endorsement of any product or service, or (d) in any
                                                                   -
other manner or for any purpose whatsoever (whether or not similar to any of the foregoing).

     8. Each party agrees not to export, directly or indirectly, any technical data acquired hereunder from the other party or any product utilizing any such data to any country for which the government of the United States of America or any agency thereof at the time of export requires an export license or other government approval without first obtaining such license or approval.

     9. This Agreement is not assignable except by DISNEY to any of its related, affiliated or subsidiary companies. Any other attempt by either party to assign or transfer this Agreement or any interest herein (including, without limitation, rights and duties of performance) without the prior written consent of the other party is void and without effect. Subject to the foregoing, this Agreement and each and every provision hereof shall be binding upon and shall inure to the benefit of the parties and their permitted successors and assigns.

     10. In the event either party becomes aware of any misappropriation or misuse of any Confidential Information by any person or entity, such party shall immediately advise the other party in writing and, in the event of legal action brought by the other in connection therewith, such party agrees that it will, at the other party's expense, cooperate and provide such assistance as may be reasonably necessary to enable such other party to successfully prosecute such legal action.

     11. This Agreement shall continue until terminated. Either party may terminate this Agreement with or without cause upon written notice to the other party, which notice shall be deemed effective when received if sent to the respective addresses indicated below. Notwithstanding the preceding sentence, the provisions of Sections 2, 3, 5, 6, 7 and 8 hereof shall survive termination of this Agreement.

     12. For purposes of this Agreement other than identifying the parties hereto, "DISNEY" shall mean Disney Online, Disney Interactive, Inc., Disney Enterprises, Inc., The Walt Disney Company, and every related, affiliated and subsidiary company thereof; provided that in the event of any claim by VOXWARE under or in connection with this Agreement, VOXWARE agrees to seek any remedy to which it may be entitled from Disney Online exclusively. This Agreement and the exhibit attached hereto contain the full and complete understanding of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous representations and understandings, whether oral or written. This Agreement may not be amended, waived or modified except by an instrument in writing executed by duly authorized representatives of the parties. In the event that any provision hereof or any obligation hereunder is found invalid or unenforceable pursuant to judicial decree or decision, any such provision or obligation shall be deemed and construed to extend only to the maximum permitted by law, and the remainder of this Agreement shall remain valid and enforceable according to its terms. This Agreement shall be governed by California law without giving effect to principles of conflict of laws. The parties expressly agree that any action at law or in equity arising out of or relating to this Agreement shall be filed only in the state or federal courts located in the County of Los Angeles. The parties hereby consent and submit to the personal jurisdiction of such courts for the purposes of litigating any such action.
This Agreement may be executed by manual or facsimile signatures and in counterparts, each of which shall be deemed an original and all which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


DISNEY ONLINE                 VOXWARE, INC.


By:                           By:
   ----------------------        --------------------------

Name:                         Name:
     --------------------          ------------------------

Title:                        Title:
      -------------------           -----------------------

Notice Address:                           Notice Address:
--------------                            --------------

Disney Online                                    Voxware, Inc.
500 South Buena Vista Street                 305 College Road East
Burbank, California 91521-8463            Princeton, New Jersey 08540
Attention: Vice President-Business and      Attention: Robert Field
---------                                   ---------
             Legal Affairs
Telephone:  (818) 543-4300                Telephone:  (609) 514-4118
Telecopy:  (818) 546-1324                 Telecopy:  (609) 514-4101

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                                   EXHIBIT A

                   Confidential Information and Documentation

1.   DISNEY's confidential Information includes the following:

     a. Any nonpublic information or knowledge regarding any electronic multimedia and interactive systems, technology, services, products and applications used, under review or in development by DISNEY.

     b. Any nonpublic information regarding DISNEY's business planned or potential use of electronic multimedia and interactive systems, technology and applications in future projects.

     c. Any information regarding any of DISNEY's business practices and relationships with developers, licensees and content providers, including but not limited to, information relating to costs, budgets, schedules, contracts, warranties, commitments, liabilities, hardware and software specifications, asset delivery methods and relationship management, and negotiations, communications and consultations with any such party.

     d. Any nonpublic information regarding ideas, plans, budgets, schedules, developments, strategies and philosophies for product and services design, marketing and distribution.

     e. Any nonpublic information regarding creative concepts and ideas (including without limitation designs, graphic art, characters, plots, stories, interfaces, navigational metaphors, gameplay, multimedia and interactive elements and functionality and animation techniques) presently existing, under consideration, planned or in development by or for DISNEY.

     f. Any information related to the creative and business affairs of DISNEY, including but not limited to knowledge regarding finances, products, costs, prices, vendors, customers or employees that is not otherwise known to the general public or by VOXWARE prior to the date of this Agreement.

2.   VOXWARE's Confidential Information includes the following:

     a. Any nonpublic information or knowledge regarding VOXWARE's digital speech coding and compression technology used, under review or in development by VOXWARE in the Licensed Technology, Additions and Updates, as defined in that certain Software License Agreement between the parties dated as of September 27, 1996.

     b. Any nonpublic information regarding VOXWARE's planned or potential use in future projects of digital speech coding and compression technology.

[End of Exhibit A]